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                                                                   Exhibit 10(d)
                                Robert Howard
                             303 East 57th Street
                              New York, NY 10022

                                                               February 27, 1997

Howtek, Inc.
21 Park Avenue
Hudson, NH 03051


Gentlemen:

        Reference is made to the Revolving Loan and Security Agreement dated October 26, 1987 between the undersigned, Robert Howard (the "Creditor"), and Howtek, Inc. ("Debtor"), as the same has been amended from time to time (the "Credit Agreement"), and the $8 million Convertible Revolving Credit Note dated October 26, 1987 issued by the Debtor to the Creditor, pursuant to the Credit Agreement, as the same has been amended from time to time (the "Note").

        Debtor is currently indebted to the Creditor under the Credit Agreement and the Note in the aggregate amount of $3,708,582.24, of which $629,978.09 represents past due interest and $3,078,604.15 represents the outstanding principal balance of the Note.

        Creditor is willing to waive any and all defaults and events of defaults under the Note provided Debtor agrees, by countersigning this letter below, to pay on January 4, 1999, (or, with respect to accrued interest only, on an earlier date if demanded by Creditor) the outstanding principal balance of the Note at the time outstanding and all accrued past due interest as of the date hereof and all interest which accrues on the principal amount of the Note outstanding from time to time hereafter (collectively, the "Liabilities").

        Accordingly, Creditor hereby (1) waives all defaults and events of defaults in the payment and/or performance by Debtor of the provisions of the Credit Agreement and the Note from the date of issue of the Note through the date of this letter and (2) extends the stated maturity of the Note to January 4, 1999, at which time the Liabilities will be due, unless, with respect to accrued interest only, Creditor demands payment on an earlier date.

        In consideration for such waiver, Debtor, by its signature appearing at the foot of this letter and the enclosed counterpart hereof, agrees to pay the Liabilities on January 4, 1999, or, with respect to accrued interest only, on such earlier date as of which Creditor may demand payment of such accrued interest.

                                                Very truly yours,

                                                /s/ Robert Howard

                                                Robert Howard

Accepted and agreed as
of the above date

Howtek, Inc.

By: /s/ Mr. Russell Leonard
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